First USA, Inc.
1601 Elm Street
Dallas, TX  75201
                                                              [logo]

                                                                   Contacts:
                                     Investor/George A. McCane (214) 849-3737
                                     Investor/Jeffrey L. Unkle (214) 849-3754
                                     Media/David C. Webster (214) 849-3755


NEWS RELEASE

FOR IMMEDIATE RELEASE


                         FIRST USA REPORTS EARNINGS

          DALLAS -- April 24, 1997 -- First USA, Inc. (NYSE:FUS) one of the nation's largest providers of Visa and MasterCard services, today reported net income was $24.1 million, or $0.17 per share, for the third quarter ended March 31, 1997, compared with restated net income of $85.0 million, or $0.63 per share, for the same quarter a year ago. Prior to certain accounting adjustments described below, reported net income for the third quarter would have been $82.9 million, or $0.60 per share, compared with $64.1 million, or $0.48 per share, for the year ago quarter.

          John C. Tolleson, chairman and chief executive officer, said, "First USA's operating performance remained strong during the March 1997 quarter. Asset quality trends were favorable as the managed delinquency rate declined to 4.96% at March 31, 1997, from 5.19% at December 31, 1996. The net credit loss rate was 5.01% for the quarter ended March 31, 1997, compared with 4.76% for the December 1996 quarter and was better than the industry. Managed loans have increased $4.9 billion during the year, bringing total managed loans to $23.2 billion at quarter end. Marketing programs generated 877,000 new accounts during the quarter, increasing the company's total customer base to 16.3 million Cardmembers."

          First USA continued to refine and expand its marketing segmentation efforts directed toward new and existing customers, and the company continued to be one of the leading mailers of affinity card solicitations. First USA successfully expanded its platinum program to include many partners, such as America Online, and added a significant number of premier partnership programs, including the PGA TOUR card and four Major League Baseball teams. In addition, new products of the First USA Direct unit, such as installment, auto and home equity loans, are being well received by Cardmembers.

          In connection with the preparation for the pending merger with BANC ONE, First USA has restated its financial statements with respect to two accounting policies to more appropriately reflect gains on securitizations and marketing expense.

          The adjustments and related restatement did not affect net income for fiscal years 1996 and 1995, and did not affect net income for the September and December quarters of 1996 or the company's net cash flows, liquidity or regulatory capital compliance. However, this restatement increased income in fiscal year 1994 before extraordinary item to $150.9 million, or $1.23 per share, compared with $103.5 million, or $0.84 per share, previously reported, and resulted in revisions of previously reported quarterly results in fiscal years 1995 and 1996.

          As a result of a more detailed analysis of gains on all securitizations of credit card receivable balances in connection with the preparation for the adoption of Statement of Financial Accounting Standards No. 125 (FAS 125), which was effective January 1, 1997, First USA has restated its financial statements to recognize gains in those prior periods where the gains were significant. Making this change lowered the previously expected one-time effect of adopting FAS 125 by reducing expected earnings by approximately $53 million, or $0.38 per share, for the three months ended March 31, 1997, and will reduce previously expected earnings by approximately $176 million, or $1.28 per share, for the twelve months ending December 31, 1997. This non-cash earnings reduction is limited to calendar 1997 and should not have an adverse effect on subsequent periods.

          With respect to marketing costs, BANC ONE expenses such costs as incurred while First USA has capitalized and amortized marketing costs over a period of twelve months. Changing its policy to expense and more appropriately reflect certain marketing costs reduced First USA's net income for the three and nine months ended March 31, 1997, by $6.2 million, or $0.05 per share, and $8.1 million, or $0.06 per share, respectively.

          These adjustments should not have any adverse effect on First USA's operations or growth plans for 1997 or 1998.

          Richard W. Vague, president, said "We are extremely excited about the First USA and BANC ONE merger and have reaffirmed the merger agreement. First USA and BANC ONE are totally committed to this merger, which we believe is in the best interest of shareholders, customers and employees. The fundamentals of the business look extremely good." The merger is expected to be completed in June 1997.

          First USA (www.firstusa.com) is a financial services company specializing in the credit card business and is among the largest providers of Visa and MasterCard services in the nation. First USA had approximately
16.3 million credit cards issued and $23.2 billion in total loans outstanding at March 31, 1997. First USA participates in the payment processing business through its 57% interest in First USA Paymentech, Inc. On January 20, 1997, First USA and BANC ONE CORPORATION jointly announced that an agreement had been reached for First USA to merge with BANC ONE, subject to satisfaction of certain conditions, including approval by First USA and BANC ONE shareholders and regulatory approval.

                                    ###



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                                                               FIRST USA, INC. AND SUBSIDIARIES

                                                                      FINANCIAL HIGHLIGHTS
                                                         (Dollars in thousands, except per share data)

                                                          THREE MONTHS ENDED MARCH 31, 1997 AND 1996

                                                                                     March 31,
                                                                                 -----------------------------------------------
                                                                                        1997                       1996
                                                                                 --------------------      ---------------------
For the Quarter                                                                                               (As reported)
       Earnings
                  Net income                                                                 $24,124                    $64,145
                  Net income per share                                                         $0.17                      $0.48

       Financial statistics
           First USA, Inc.
                  Net interest margin (managed)                                                6.41%                      6.06%
                  Return on assets                                                             0.93%                      3.12%
                  Return on stockholders' equity                                               7.45%                     29.71%

            First USA Bank
                  Net interest margin (managed)                                                6.41%                      6.07%
                  Return on assets                                                             1.25%                      3.47%
                  Return on stockholder's equity                                               9.87%                     37.11%
                  Operating expenses/average managed loans                                     3.81%                      3.32%

                  Average loans (managed)                                                $22,883,064                $18,014,094
                  Credit card charge volume (managed)                                     $5,780,185                 $4,201,712
                  New accounts                                                               876,621                    956,791
                  Net credit loss rate (managed)                                               5.01%                      3.36%

At Quarter End
       Managed loans                                                                     $23,242,476                $18,335,813
       Securitized loans                                                                 $18,248,055                $14,893,690
       Net loans on-balance-sheet                                                         $4,994,421                 $3,442,123
       Delinquency rate (managed)                                                              4.96%                      4.04%
       Allowance for possible credit losses                                                 $124,435                    $72,073
       Market value of First USA, Inc.'s investment in First USA Paymentech                 $521,953 (a)               $860,491

Stock Data

       Weighted average common and common
                  equivalent shares                                                      139,103,428                134,130,350
       Common Stock
                  Closing price per share                                                    $42.375                    $28.313
                  Dividends declared                                                           $0.06                      $0.03
       Mandatory Convertible Preferred Stock
                  Closing price per share                                                     $72.00                     $49.50
                  Dividends declared                                                          $0.498                     $0.498




                                                                             March 31,                %                 %
                                                                        ---------------------
                                                                                1996                Change            Change
                                                                        ----------------------  ----------------   ------------
For the Quarter                                                              (Restated)           (As reported)     (Restated)
       Earnings
                  Net income                                                     $84,999               (62.4)          (71.6)
                  Net income per share                                             $0.63               (64.6)          (73.0)

       Financial statistics
            First USA, Inc.
                  Net interest margin (managed)
                  Return on assets                                                 4.09%
                  Return on stockholders' equity                                  36.90%

                  First USA Bank
                  Net interest margin (managed)
                  Return on assets                                                 4.46%
                  Return on stockholder's equity                                  44.84%
                  Operating expenses/average managed loans                         3.09%

                  Average loans (managed)                                                                27.0
                  Credit card charge volume (managed)                                                    37.6
                  New accounts                                                                          (8.4)
                  Net credit loss rate (managed)

At Quarter End
       Managed loans                                                                                     26.8
       Securitized loans                                                                                 22.5
       Net loans on-balance-sheet                                                                        45.1
       Delinquency rate (managed)
       Allowance for possible credit losses                                                              72.7
       Market value of First USA, Inc.'s investment in First USA Paymentech                             (39.3)

Stock Data

       Weighted average common and common
                  equivalent shares                                                                       3.7
       Common Stock
                  Closing price per share                                                                49.7
                  Dividends declared
       Mandatory Convertible Preferred Stock
                  Closing price per share                                                                45.5
                  Dividends declared


Prior periods have been restated to recognize gains on securitizations in those periods where the gains were significant.
In addition, these periods were restated to expense costs to solicit new accounts in the periods in which they were incurred.
Previously these costs were deferred and amortized over a twelve-month period.

   (a) In connection with a First USA Paymentech primary offering, First USA, Inc. sold 4.4 million shares of First USA Paymentech common stock for $34 per share.



                                                        FIRST USA, INC. AND SUBSIDIARIES
                                                             FINANCIAL HIGHLIGHTS
                                                  (Dollars in thousands, except per share data)

                                                   NINE MONTHS ENDED MARCH 31, 1997 AND 1996

                                                                                    March 31,
                                                                               -----------------------------------------------
                                                                                       1997                      1996
                                                                               ---------------------     ---------------------
                                                                                                            (As reported)
       Earnings
            Net income                                                                     $167,312                  $177,969
            Net income per share                                                              $1.22                     $1.33

       Earnings excluding one-time charge
            Income                                                                         $174,761 (a)              $177,969
            Income per share                                                                  $1.28 (a)                 $1.33

       Financial statistics
            First USA, Inc.
                  Net interest margin (managed)                                               6.62%                     5.75%
                  Return on assets                                                            2.49% (a)                 3.12%
                  Return on stockholders' equity                                             19.18% (a)                29.71%

            First USA Bank
                  Net interest margin (managed)                                               6.63%                     5.75%
                  Return on assets                                                            2.20%                     3.53%
                  Return on stockholder's equity                                             18.24%                    38.94%
                  Operating expenses/average managed loans                                    3.74%                     3.25%

            Average loans (managed)                                                     $20,898,711               $16,053,678
            Credit card charge volume (managed)                                         $17,034,984               $13,206,273
            New accounts                                                                  2,955,164                 3,009,604
            Net credit loss rate (managed)                                                    4.77%                     3.13%

At Quarter End

       Managed loans                                                                    $23,242,476               $18,335,813
       Securitized loans                                                                $18,248,055               $14,893,690
       Net loans on-balance-sheet                                                        $4,994,421                $3,442,123
       Delinquency rate (managed)                                                             4.96%                     4.04%
       Allowance for possible credit losses                                                $124,435                   $72,073
       Market value of First USA, Inc.'s investment in First USA Paymentech                $521,953 (b)              $860,491

Stock Data

       Weighted average common and common
            equivalent shares                                                           137,450,101               133,388,746
       Common Stock
            Closing price per share                                                         $42.375                   $28.313
            Dividends declared                                                               $0.165                     $0.09
       Mandatory Convertible Preferred Stock
            Closing price per share                                                         $72.000                   $49.500
            Dividends declared                                                               $1.494                    $1.494



                                                                                     March 31,             %             %
                                                                                ------------------
                                                                                        1996             Change        Change
                                                                                ------------------  ---------------  ---------
                                                                                     (Restated)      (As reported)  (Restated)
       Earnings
            Net income                                                               $198,961             (6.0)       (15.9)
            Net income per share                                                        $1.49             (8.3)       (18.1)

       Earnings excluding one-time charge
            Income                                                                   $198,961             (1.8)       (12.2)
            Income per share                                                            $1.49             (3.8)       (14.1)

       Financial statistics
            First USA, Inc.
                  Net interest margin (managed)
                  Return on assets                                                      3.45%
                  Return on stockholders' equity                                       31.31%

            First USA Bank
                  Net interest margin (managed)
                  Return on assets                                                      3.87%
                  Return on stockholder's equity                                       40.21%
                  Operating expenses/average managed loans                              3.76%

            Average loans (managed)                                                                        30.2
            Credit card charge volume (managed)                                                            29.0
            New accounts                                                                                  (1.8)
            Net credit loss rate (managed)

At Quarter End

       Managed loans                                                                                       26.8
       Securitized loans                                                                                   22.5
       Net loans on-balance-sheet                                                                          45.1
       Delinquency rate (managed)
       Allowance for possible credit losses                                                                72.7
       Market value of First USA, Inc.'s investment in First USA Paymentech                              (39.3)

Stock Data

       Weighted average common and common
            equivalent shares                                                                               3.0
       Common Stock
            Closing price per share                                                                        49.7
            Dividends declared
       Mandatory Convertible Preferred Stock
            Closing price per share                                                                        45.5
            Dividends declared


Prior periods have been restated to recognize gains on securitizations in those periods where the gains were significant.
In addition, these periods were restated to expense costs to solicit new accounts in the periods in which they were incurred.
Previously these costs were deferred and amortized over a twelve-month period.

   (a) Results exclude First USA Paymentech's one-time charge of $15.5 million, which reduced First USA, Inc.'s net income by
       $7.4 million, or $0.06 per share.   Return on assets and return on stockholders' equity are calculated before the one-time charge.

   (b) In connection with a First USA Paymentech primary offering, First USA, Inc. sold 4.4 million shares of First USA Paymentech common stock for $34 per share.


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